**Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. The information is not material and would cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted. **

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Exhibit 10.14

Flextronics Manufacturing Services Agreement

This Flextronics Manufacturing Services Agreement (“Agreement”) is entered into this 18th day of February, 2015 (the “Effective Date”) by and between NEXTracker Inc., having its place of business at 6200 Paseo Padre Parkway, Fremont, CA 94555 (“Customer”) and Flextronics Industrial Ltd., having its place of business at Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (“Flextronics”).

Customer desires to engage Flextronics to perform manufacturing services as further set forth in this Agreement and in applicable agreed upon Specifications to be attached or incorporated by reference. The parties agree as follows:

1. DEFINITIONS

Capitalized terms shall have the meanings set forth in this Agreement or in Exhibit 1 attached hereto.

2. MANUFACTURING SERVICES

2.1. Services and Specifications.

(a) Subject to the terms and conditions of this Agreement, Customer hereby engages Flextronics to procure Materials, and to manufacture, assemble, and test Products pursuant to mutually agreed upon written Specifications (collectively, such work, the “Services”). In case of any conflict between the Specifications and this Agreement, this Agreement shall prevail.

(b) Flextronics and Customer shall maintain and update the Specifications in accordance with the terms of this Agreement.

2.2. Engineering Changes. Either party may request that Flextronics incorporate engineering changes into the Product or Specifications by providing a written description of the proposed engineering change sufficient to permit the parties to evaluate the feasibility and cost of the proposed change. Flextronics shall proceed with engineering changes when the parties have agreed upon the changes to the Specifications, delivery schedule and adjustments to the Fee List, and Customer has agreed to reimburse Flextronics the implementation costs and adjust Product pricing, as applicable.

2.3. Tooling: Non-Recurring Expenses; Software. Customer shall pay for or obtain and consign to Flextronics any Product-specific tooling, equipment or software and other reasonably necessary non-recurring expenses as set forth in Flextronics’s pricing quotations.

2.4. Cost Reduction Projects. Flextronics agrees to seek ways to reduce the cost of manufacturing Products by methods such as elimination of Materials, redefinition of Specifications, and re-design of assembly or test methods. Upon implementation of such ways that have been initiated by Flextronics and approved by Customer, Flextronics will receive [***] of the demonstrated cost reduction for [***]. Customer will receive [***] of the demonstrated cost reduction upon implementation of such ways initiated by Customer.

3. FORECASTS; ORDERS; FEES; PAYMENT

3.1. Forecast and Purchase Orders. Customer shall provide Flextronics, on a [***] basis, a rolling [***] forecast indicating Customer’s [***] Product and Services requirements (the “Forecast”). Unless a different timeframe is agreed to by the parties, Customer shall on a [***] basis provide purchase orders for the first [***] of the then-applicable Forecast, which shall be a non-cancellable portion of the Forecast.

3.2. Purchase Orders• Precedence. As a matter of convenience, Customer may use its standard purchase order form for any orders provided for hereunder. The terms and conditions contained in this Agreement prevail over any terms and conditions of any such purchase order, acknowledgment form or other form instrument exchanged by the parties, and no additional, contradictory, modified or deleted terms established by such instruments are intended to have any effect on the terms of this Agreement, even if such instrument is accepted by the other party.

3.3. Purchase Order Acceptance. Flextronics shall normally accept purchase orders from Customer, provided that Flextronics may reject any purchase order: (a) that is for a change in previously ordered quantities that has not been approved in advance by Flextronics; (b) if the fees reflected in the purchase order are inconsistent with the parties’ then-current agreement with respect to the fees; (c) that represents a significant deviation from the Forecast for the same period, unless such deviation is approved in advance by Flextronics; (d) if the parties have not agreed on changes to the Fee List made in accordance with Section 3.4(b); or (e) that would extend Flextronics’s financial exposure beyond Customer’s approved credit line. Flextronics shall notify Customer of rejection of any purchase order within [***] of receipt of such purchase order.

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3.4. Fees: Changes; Taxes.

(a) The initial fees shall be as identified in the Fee List which is attached hereto as Exhibit 3.4(a) and incorporated herein by reference. If a Fee List is not attached or completed or amended as agreed upon, then the initial fees shall be as set forth in purchase orders issued by Customer and accepted by Flextronics in accordance with the terms of this Agreement.

(b) The Fee List shall be reviewed at least [***] by the parties. Any changes to the Fee List and timing of changes (including, without limitation, engineering related changes set forth in Section 2.2) shall be agreed by the parties, such agreement not to be unreasonably withheld or delayed [***].

(c) Customer is responsible for additional fees and costs due to: (i) changes to the Specifications, to the projected volumes, minimum run rates, or to any assumptions set forth in Flextronics’s quotation; (ii) a Governmental Change; (iii) failure of Customer or its subcontractor to timely provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule; and (iv) any pre-approved expediting charges reasonably necessary because of a change in Customer’s requirements.

(d) All fees are exclusive of (i) Taxes, (ii) amounts related to the export licensing of the Product and payment of brokers fees, duties, tariffs or similar charges, and (iii) NRE Charges, and Customer shall be responsible for all such items.

3.5. Currency and Exchange Rates. Unless otherwise agreed in writing, the Fees List shall be based on the exchange rate(s) for converting non-U.S. Dollar Inventory purchases into U.S. Dollars. The fees shall be adjusted with a debit/credit memo on a quarterly basis, in accordance with Section 3.4(b), based on the cumulative changes in the exchange rate(s) from month to month in the previous quarter. The three (3) monthly exchange rate variances are calculated using the Bloomberg Professional Service@ exchange rates on the last business day of each month.

3.6. Payment.

(a) Customer shall pay all amounts due in U.S. Dollars by a mutually agreed upon electronic payment method within [***] of the date of the invoice.

(b) If Customer fails to pay amounts due in accordance with the foregoing, Customer shall pay [***] all late payments. Furthermore, if Customer is late with payments or Flextronics has reasonable cause to believe Customer may not be able to pay, then Flextronics may with written notice, in its sole discretion, undertake any or any combination of the following: (i) stop all Services under this Agreement until assurances of payment satisfactory to Flextronics are received or payment is received; (ii) demand prepayment for purchase orders; (iii) delay shipments; and (iv) to the extent that Flextronics’s personnel cannot be reassigned to other billable work during such stoppage or in the event restart cost are incurred, invoice Customer for additional fees before the Services can resume. Customer agrees to provide all necessary financial information required by Flextronics from time to time in order to make a proper assessment of the creditworthiness of Customer.

3.7. Credit Terms/Security Interest. Flextronics shall provide Customer with an initial credit limit, which shall be reviewed (and, if necessary, adjusted) [***]. Customer shall provide information reasonably requested by Flextronics in support of such credit reviews. In Flextronics’s reasonably exercised discretion and based upon reasonably complete financial information, Flextronics shall have the right to reduce Customer’s credit limit and/or require Customer to obtain and maintain a standby letter of credit or escrow account on behalf of Flextronics; in such case, the bank chosen by Customer shall be reasonably acceptable to Flextronics, the letter of credit or escrow account shall be in force for a minimum period of time of [***] and shall be in an amount equal to Flextronics’s entire exposure, [***] accordance with Customer’s forecasts. The draw down procedures under the standby letter of credit or the escrow account shall be determined solely by Flextronics. Flextronics shall have the right to suspend performance (e.g., cease ordering Materials based on Customer’s Forecast and/or cease making Product deliveries) until Customer either makes a payment to bring its account within the revised credit limit and/or makes other arrangements satisfactory to Flextronics. Customer grants Flextronics a security interest in the Products delivered to Customer until Customer has paid for the Products and all Product-related charges. Customer agrees to promptly execute any documents requested by Flextronics to perfect and protect such security interest.

4. MATERIALS PROCUREMENT; CUSTOMER RESPONSIBILITY FOR MATERIALS

4.1. Authorization to Procure Materials. Inventory and Special Inventory. Customer’s accepted purchase orders and each Forecast shall constitute authorization for Flextronics to procure, without Customer’s prior approval:

(a) Inventory to manufacture the Products covered by such purchase orders and Forecast based on the applicable Lead Times; and

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(b) Minimum Order Inventory reasonably required to support Customer’s purchase orders and Forecast; and

(c) Any other Special Inventory which is separately authorized by Customer.

4.2. Supply Chain Management.

(a) Purchases from AVL. Customer shall provide to Flextronics and maintain an Approved Vendor List. Flextronics shall purchase from vendors on a current AVL the Materials required to manufacture the Product. Customer shall include Flextronics on AVL’s for Materials that Flextronics can supply and, if Flextronics is competitive with other vendors with respect to reasonable and unbiased criteria for acceptance established by Customer, Customer shall raise no objection to Flextronics sourcing Materials from itself. For purposes of this Section 4.2 only, the term “Flextronics” includes any Flextronics Affiliates.

(b) Customer Controlled Materials. Customer may direct Flextronics to purchase Customer Controlled Materials in accordance with the Customer Controlled Materials Terms. Customer acknowledges that the Customer Controlled Materials Terms may directly impact Flextronics’s ability to perform under this Agreement and to provide Customer with the flexibility Customer is requiring pursuant to the terms of this Agreement. In the event that Flextronics reasonably believes that Customer Controlled Materials Terms shall create an additional cost that is not covered by this Agreement, then Flextronics shall notify Customer and the parties shall agree to either (i) compensate Flextronics for such additional costs, (ii) amend this Agreement to conform to the Customer Controlled Materials Terms or (iii) amend the Customer Controlled Materials Terms to conform to this Agreement, in each case at no additional charge to Flextronics. Customer agrees to provide copies to Flextronics of all Customer Controlled Materials Terms upon the execution of this Agreement and promptly upon execution of any new agreements with vendors. Customer agrees not to make any modifications or additions to the Customer Controlled Materials Terms or enter into new Customer Controlled Materials Terms with vendors that shall negatively impact Flextronics’s procurement activities.

(c) Vendor Warranties for Materials. To the extent Flextronics actually receives from a vendor of Materials or services the benefit arising from said vendor’s warranty obligations related to its Materials or services, Flextronics will use commercially reasonable efforts to obtain and shall transfer such benefit to Customer (without any actual liability for such vendor’s warranty obligations) related to the following warranties with regard to the Materials or services: (i) conformance of the Materials or services with the vendor’s specifications and/or with the Specifications; (ii) that the Materials or services shall be free from defects in design, materials, or workmanship; (iii) that the Materials or services shall comply with Environmental Regulations or other laws; and (iv) that the Materials or services shall not infringe the intellectual property rights of third parties.

4.3. Customer Responsibility for Inventory and Special Inventory.. Customer is responsible under the conditions provided in this Agreement for all Inventory and Special Inventory purchased by Flextronics under this Section 4.

5. SCHEDULE CHANGE, CANCELLATION, STORAGE

5.1. Quantity Increases and Shipment Schedule Changes.

(a) For any accepted purchase order, Customer may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date as provided in the flexibility table below (the “Flexibility Table”):

Maximum Allowable Variance From Accepted Purchase Order Quantities/Shipment Dates

# of days before	Allowable	Maximum	Maximum
Shipment Date	Quantity	Reschedule	Reschedule
on Purchase Order	Increases	Quantity	Period
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Any decrease in quantity is considered a cancellation, unless the decreased quantity is rescheduled for delivery at a later date in accordance with the Flexibility Table. Quantity cancellations are governed by the terms of Section 5.2 below. Any purchase order quantities increased or rescheduled pursuant to this Section 5.1 (a) may not be subsequently increased or rescheduled.

(b) All reschedules to push out delivery dates outside of the table in subsection (a) require Flextronics’s prior written approval, which, in its sole discretion, may or may not be granted. If Customer does not request prior approval from Flextronics for such reschedules, or if Customer and Flextronics do not agree in writing to specific terms with respect to any approved reschedule, then Customer will pay Flextronics the [***] Charges for any such reschedule, calculated as of the first day after such reschedule for any Inventory and/or Special Inventory that was procured by Flextronics to support the original delivery schedule that is not used to manufacture Product pursuant to an accepted purchase order within [***] of such reschedule. In addition, if Flextronics notifies Customer that such Inventory and/or Special Inventory has remained in Flextronics’s possession for more than [***] since such reschedule, then Customer agrees to immediately purchase any affected Inventory and/or Special Inventory upon receipt of the notice by paying the Affected Inventory Costs. In addition, any finished Products that have already been manufactured to support the original delivery schedule will be treated as cancelled as provided in Sections 5.2 and 5.3 below.

(c) Flextronics will use reasonable commercial efforts to meet any quantity increases, which are subject to Materials and capacity availability. All reschedules or quantity increases outside of the Flexibility Table in subsection (a) require Flextronics’s approval, which, in its sole discretion, may or may not be granted. If Flextronics agrees to accept a reschedule to pull in a delivery date or an increase in quantities in excess of the Flexibility Table in subsection (a) and if there are extra costs to meet such reschedule or increase, Flextronics will inform Customer for its acceptance and approval in advance.

(d) Any delays in the normal production or interruption in the workflow process caused by Customer’s changes to the Specifications or failure to provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule, shall be considered a reschedule of any affected purchase orders for purposes of this Section for the period of such delay.

(e) Products that have been ordered by Customer and that have not been picked up in accordance with the agreed upon shipment dates shall be considered cancelled and Customer shall be responsible for such Products in the same manner as set forth in Section 5.2. Customer agrees that Flextronics shall have the right to invoice it for all cancelled Products and agrees to provide Flextronics, within [***] following the invoice, the location to which Flextronics shall ship the Products.

5.2. Cancellations.

Customer may not cancel all or any portion of Product quantity of an accepted purchase order without Flextronics’s prior written approval, which, in its sole discretion, may or may not be granted. If Customer does not request prior approval or if Customer and Flextronics do not agree in writing to specific terms with respect to any approved cancellation, then Customer shall pay Flextronics [***] for any such cancellation, calculated as [***] after such cancellation for any Product or Inventory or Special Inventory procured by Flextronics to support the original delivery schedule. In addition, if Flextronics notifies Customer that any Product (or partially completed Product) subject to such cancellation has remained in Flextronics’s possession for more than [***], then Customer shall immediately purchase from Flextronics such Product at the amount set forth in the Fee List (or a pro-rata proportion thereof for any applicable partially completed Product).

5.3. Excess. Aged, and Obsolete Inventory. (a) Customer shall be responsible for the following:

(i) Excess Inventory.

A. Carrying Charges. At the end of every calendar month, Flextronics shall report the Excess Inventory. Such Excess Inventory reports shall normally be deemed agreed to by Customer, unless Customer provides a written objection within [***] of the end of the corresponding [***]. Customer shall pay Flextronics a [***].

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B. Purchase of Excess Inventory. At the end of every [***], Customer shall purchase Excess Inventory that has been Excess Inventory for at least [***], as identified by Flextronics in each [***] report, [***].

(ii) Obsolete Inventory. At the end of every [***], Flextronics shall report the Obsolete Inventory. Customer’s failure to object to Flextronics’s Obsolete Inventory report (or failure to deny its responsibility for such inventory) shall constitute its acceptance of Flextronics’s Obsolete Inventory report [***].

(iii) Aged Inventory. At the end of every [***], Flextronics shall report the Aged Inventory. Customer’s failure to object to Flextronics’s Aged Inventory report (or failure to deny its responsibility for such inventory) shall constitute its acceptance of Flextronics’s Aged Inventory report [***].

Prior to invoicing Customer for the amounts due pursuant to Sections 5.1, 5.2, and this Section 5.3 (other than the carrying charges for Excess Inventory), Flextronics shall use commercially reasonable efforts for a period not to exceed [***] from the date of any such reports, to return for refund unused Materials from Excess, Obsolete, Aged Inventory and Special Inventory, to cancel pending orders for such inventory, and to otherwise mitigate the amounts payable by Customer.

Customer shall submit payment for the amounts identified and invoiced pursuant to this Section in accordance with the terms for payment set forth above in Section 3. Flextronics shall ship the Excess, Obsolete, and Aged Inventory and Special Inventory to Customer promptly following said payment by Customer. In the event Customer does not pay in accordance with the payment terms set forth above, then, in addition to any late payment charges that Flextronics is due from Customer, Flextronics shall be entitled to dispose of such Excess, Obsolete, and Aged Inventory and Special Inventory in a commercially reasonable manner and credit to Customer any monies received from third parties.

(b) For changes (including cancellation and reschedules) that are not consistent with this Section 5, Customer shall be responsible for the following costs in addition to the charges set forth above:

(i) any vendor cancellation charges incurred; and

(ii) expenses incurred by Flextronics related to labor and equipment specifically put in place to support the purchase orders and Forecasts that are affected by such reschedule or cancellation (as applicable); and

(iii) the cost of unwinding any currency hedging contracts entered into by Flextronics that are affected by such reschedule or cancellation (as applicable) (it being understood that Flextronics shall provide Customer with a credit for any gain received by Flextronics as a result of such unwinding).

5.4. No Waiver. Flextronics’s failure to invoice Customer for any of the charges set forth in this Section does not constitute a waiver of Flextronics’s right to charge Customer for the same event or other similar events in the future.

6. SHIPPING TERMS

6.1. Shipments. Flextronics shall (a) deliver all Products pursuant to the terms of this Agreement suitably packed for shipment in accordance with the Specifications and marked for shipment to Customer’s destination specified in the applicable purchase order, and (b) make such deliveries [***]. Risk of loss and title shall pass to Customer upon delivery by Flextronics of the Products to the stated delivery point in accordance with the applicable Incoterm. All freight, insurance and other shipping expenses, as well as any special packing expenses not expressly included in the original quotation for the Products, shall be paid by Customer.

6.2. Trade Compliance.

(a) Neither party shall export, re-export or otherwise transfer any Products, Materials commodities, software, or technology in connection with performance of this Agreement (individually and collectively, “Technology’) inconsistent with any requirement of the Export Administration Regulations (EAR), the International Traffic in Arms Regulation (ITAR), or Foreign Assets Control Regulations, or the laws or regulations of the United States and (as applicable) the exporting country outside the U.S, provided, however, in the case of Flextronics, that Customer provides all information necessary to perform proper export authorization and shall be responsible for the accuracy and completeness of all such information provided by Customer, including: identification of all parties to the transaction, HTS and ECCN classifications, and any other information relevant to licenses for the Technology. In addition, neither party shall export, re-export or otherwise transfer any Technology to any end-user engaged in, or for any end use related to, directly or indirectly, the design, development, production, use or stockpiling of weapons of mass destruction or the means of delivery thereof (e.g., nuclear, chemical, biological, etc.).

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(b) Customer shall be responsible for obtaining any license, permit or other governmental approvals (individually and collectively, “Export Licenses”) required for the export, re-export, or transfer of any Technology, and Customer shall inform Flextronics when an Export License has been obtained and communicate the terms and conditions of any such Export License to Flextronics. Customer shall be responsible for all reviews, classifications and licenses related to any encryption or other information security-related regulations (including Encryption Review Requests and Commodity Classification Automated Tracking System numbers), and Customer shall inform Flextronics of the terms and conditions of any applicable restrictions or licenses related thereto and the authorities from which such restrictions or licenses have been received.

(c) To the extent that Products are imported into any country, the Customer shall act as the importer of record.

(d) In the event Customer designates a supplier (including Materials vendors, transporters, warehousemen, freight forwarders, and brokers) to be used by Flextronics, then: (i) Customer shall designate only suppliers that comply with the minimum security requirements of applicable voluntary anti-terrorism security measures (e.g., C-TPAT Customs-Trade Partnership Against Terrorism); (ii) Customer shall prohibit any such suppliers from sub-contracting to any suppliers that are not in compliance with the aforementioned laws and minimum security requirements; and (iii) Customer shall support Flextronics in determining supplier compliance with the requirements in this Subsection, including without limitation by requiring suppliers designated by Customer to complete a Flextronics questionnaire and to undergo periodic on-site audits to be conducted by a provider designated by Flextronics, at Customer’s expense.

7. PRODUCT ACCEPTANCE AND EXPRESS LIMITED WARRANTY

7.1. Product Acceptance. The Products delivered by Flextronics shall be inspected and tested as required by Customer within [***] of receipt at the “ship to” location on the applicable purchase order. If Products do not conform to the purchase order or the express limited warranty set forth in this Section below, Customer has the right to reject such Products during said period. Products not rejected during said period shall be deemed accepted. Customer may return defective Products in accordance with the procedures set forth below. Customer shall bear all of the risk of loss, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found.

7.2. Express Limited Warranty. This Section sets forth Flextronics’s sole and exclusive warranty and Customer’s sole and exclusive remedies with respect to a breach by Flextronics of such warranty.

(a) Flextronics warrants that the Products shall have been manufactured in accordance with the applicable

Specifications and shall be free from defects in workmanship [***] from the date of shipment. In addition, Flextronics warrants that Production Materials are in compliance with Environmental Regulations.

(b) Notwithstanding anything else in this Agreement, this express limited warranty does not apply to, and [***].

(c) Upon any failure of a Product to comply with this express limited warranty, Flextronics’s sole obligation, and Customer’s sole remedy, is for Flextronics, at Flextronics’s option, to promptly repair or replace such unit and return it to Customer, freight prepaid. In the event that such unit cannot be repaired or replaced using commercially reasonable efforts, Flextronics shall refund the price paid by the Customer to Flextronics for such unit. Customer shall return Products covered by this warranty freight prepaid after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container. This warranty will not apply to any Product that is returned more than [***] after the expiration of the warranty period set forth in Section 7.2(a). Furthermore, this warranty shall not apply if the Customer has removed from Flextronics’s possession, for any reason, any tools or equipment that are necessary to repair the Product. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found.

(d) [***].

7.3. No Representations or Other Warranties. FLEXTRONICS MAKES NO OTHER REPRESENTATIONS OR WARRANTIES ON THE PERFORMANCE OF THE SERVICES, OR THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

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8. TERM AND TERMINATION

8.1. Term. Subject to termination as expressly set forth in this Agreement, (a) the term of this Agreement shall commence on the Effective Date and shall continue for [***], and (b) after the expiration of the initial term hereunder, this Agreement shall be automatically renewed [***] unless either party provides written notice to the other party that it does not intend to renew this Agreement [***] prior to the end of any term.

8.2. Termination. This Agreement may be terminated by either party (a) for convenience upon [***] written notice to the other party, (b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of [***] after the delivery of written notice thereof by the terminating party to the other party, (c) if the other party materially defaults in the performance of any other term or condition of this Agreement and such default continues unremedied for [***] after the delivery of written notice thereof by the terminating party to the other party, or (d) in accordance with the provision addressing Force Majeure events.

8.3. Effect of Expiration or Termination. Expiration or termination of this Agreement under any of the foregoing provisions: (a) shall not affect the amounts due under this Agreement by either party that exist as of the date of expiration or termination, and (b) as of such date the provisions of Sections 5 shall apply with respect to payment and shipment to Customer of all Inventory in existence as of such date. The following Sections, and any terms or provisions necessary to interpret or enforce such Sections, shall survive any termination or expiration of this Agreement: 1, 3.6, 3.7, 4.3, 5, 6, 7.2, 7.3 and 8-11.

9. INDEMNIFICATION; LIABILITY LIMITATION

9.1. Indemnification by Flextronics. Flextronics agrees to defend, indemnify and hold harmless, Customer and its Affiliates, and all directors, officers, employees, and agents (each, a “Customer Indemnitee”) from and against all claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys’ fees (collectively, “Damages”) incurred by or assessed against any Customer Indemnitee, but solely to the extent arising out of third-party claims relating to:

(a) any actual or alleged injury or damage to any person (including death) or property caused, or alleged to be caused, by a Product sold by Flextronics to Customer hereunder, but solely to the extent such injury or damage has been caused by the breach by Flextronics of its express limited warranties set forth in Section 7;

(b) any actual or alleged infringement or misappropriation of the intellectual property rights (including any industrial design rights, database rights or any other form of intangible or business property rights) of any third party, but solely to the extent that such infringement or misappropriation is caused by a process or Production Materials that Flextronics elects to use to manufacture, assemble or test the Products; however, Flextronics shall not have any obligation to indemnify Customer if such claim would not have arisen but for Flextronics’s manufacture, assembly or test of the Product in accordance with the Specifications; or

(c) noncompliance with any Environmental Regulations, but solely to the extent that such non-compliance is caused by a process or Production Materials that Flextronics elects to use to manufacture the Products; however, Flextronics shall not have any obligation to indemnify Customer if such claim would not have arisen but for Flextronics’s manufacture of the Product in accordance with the Specifications.

9.2. Indemnification by Customer. Customer agrees to defend, indemnify and hold harmless, Flextronics and its Affiliates, and all directors, officers, employees and agents (each, a “Flextronics Indemnitee”) from and against all Damages incurred by or assessed against any Flextronics Indemnitee, but solely to the extent arising out of third-party claims relating to the Products, except to the extent that Flextronics indemnifies Customer pursuant to Section 9.1 .

9.3. Procedures for Indemnification. With respect to any third-party claims, each party shall give the other party prompt notice of any third-party claim and cooperate with the indemnifying party at the indemnifying party’s expense. The indemnifying party shall have the right to assume the defense (at the indemnifying party’s own expense) of any such claim through counsel of its own choosing by so notifying the party seeking indemnification within [***] of the first receipt of such notice. A party given notice of a claim for which the other party expects to be defended and indemnified shall have [***] in which to either assume control of the defense or provide a reasonable explanation of why such party is not obligated to defend the claim pursuant to this Agreement; the party seeking indemnification in such instance may begin to defend the claim on its own, subject to reimbursement of all such expenses by the other party upon the other party’s admission that such claim is that party’s responsibility, or upon the determination by a judge or arbiter (in accordance with the dispute resolution provisions below) that the party was responsible for the defense of the claim. The party seeking indemnification shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to the settlement, compromise or discharge of such third-party claim if such settlement, compromise or discharge would require that the indemnified party: (a) enter into any license agreement, cross-license agreement, settlement, covenant-not-to-sue or similar arrangement with the indemnifying party or any third party; (b) admit to infringement, misappropriation or misuse of any third party’s intellectual property; or (c) otherwise undertake or agree not to undertake any activity or business of the indemnified party.

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9.4. Sale of Products Enjoined. Should the use of any Products be enjoined, or in the event the indemnifying party desires to minimize its liabilities under this Section, then in addition to its indemnification obligations set forth in this Section, the indemnifying party may either substitute a fully equivalent Product or process not subject to such injunction or possible liability, modify such Product or process so that it no longer is subject to such injunction or possible liability, or obtain the right to continue using the Product or process in question. In the event that any of the foregoing remedies cannot be effected on commercially reasonable terms, then all accepted purchase orders and the current Forecast shall be considered cancelled and Customer shall purchase all Products and partially completed Products which Flextronics is not enjoined from selling, Inventory and Special Inventory as provided in this Agreement. Any changes to any Products or process must be made in accordance with this Agreement. Notwithstanding the foregoing, in the event that a third party files an infringement complaint but does not obtain an injunction, the indemnifying party shall not be required to substitute a fully equivalent Product or process or modify the Product or process if the indemnifying party obtains an opinion from competent patent counsel reasonably acceptable to the other party or otherwise provides reasonable assurances that such Product or process is not infringing or that the patents alleged to have been infringed are invalid.

10. LIMITATIONS OF LIABILITY

10.1. Bargained-For Exchange. The parties agree that the limitations and exclusive remedies set forth in this Agreement represent the negotiated allocations of risk between the parties and are reflective of the pricing and bargained for exchange represented herein. Other than as expressly set forth in this Agreement, and subject to the terms and conditions of this Agreement, including the limitations set forth below, the parties agree and acknowledge that neither party has relied on any representations by the other party with respect to the Products or either party’s performance.

10.2. Exclusions of Certain Forms of Damages. EXCEPT WITH RESPECT TO A PARTY’S OBLIGATIONS OF INDEMNIFICATION AS SET FORTH IN THIS AGREEMENT OR A BREACH OF A PARTY’S OBLIGATIONS OF CONFIDENTIALITY HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT, PERFORMANCE OF ANY SERVICES OR THE SALE OF PRODUCTS, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, OR LOST PROFITS, LOST REVENUES OR DAMAGES RESULTING FROM VALUE ADDED TO THE PRODUCT BY CUSTOMER WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING WITHOUT LIMITATION THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE. FURTHERMORE, IN NO EVENT WILL FLEXTRONICS BE LIABLE FOR COSTS FOR PROCUREMENT OR MANUFACTURE OF SUBSTITUTE PRODUCT BY CUSTOMER, OR FOR THE VALUE OF THE INTERNAL TIME OF CUSTOMERS EMPLOYEES TO REMEDY A BREACH.

10.3. Limitations on Liability.

(A)	[***].

(B)	[***].

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FLEXTRONICS CONFIDENTIAL

11. MISCELLANEOUS

11.1. Confidentiality. Each party shall not use any Confidential Information of the disclosing party for any purposes or activities other than in support of such party’s obligations established in this Agreement. Except as otherwise specifically permitted herein or pursuant to written permission of the disclosing party, neither party shall disclose or facilitate disclosure of Confidential Information of the disclosing party to any third party, except that the receiving party may disclose such Confidential Information to (i) those of its Affiliates and their respective employees, consultants, and other agents who need to know such Confidential Information for carrying out the activities contemplated by this Agreement and/or (ii) third party suppliers or vendors for the purpose of obtaining price quotations; provided, however, that in either case, the recipient has agreed in writing to confidentiality terms that are no less restrictive than the requirements of this Section. Notwithstanding the foregoing, the receiving party may disclose Confidential Information of the disclosing party pursuant to a required court order, subpoena or other governmentally-required process; however, in such circumstance, the receiving party shall, to the extent reasonably feasible and permissible: (a) give the disclosing party prompt notice of the receiving party’s receipt or knowledge of such required disclosure; and (b) provide the disclosing party a reasonable opportunity to oppose such process or to obtain a protective order at the disclosing party’s expense. Subject to each party’s right to maintain copies of Confidential Information in accordance with such party’s reasonable record-keeping requirements, Confidential Information of the disclosing party in the custody or control of the receiving party shall be promptly returned or destroyed upon the earlier of (i) the disclosing party’s written request, or (ii) termination of this Agreement. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of three (3) years after the disclosure thereof. The existence and terms of this Agreement are Confidential Information of Flextronics.

11.2. Use of Flextronics or Customer Name is Prohibited. Neither party may use the other party’s name or identity or any other Confidential Information in any advertising, promotion or other public announcement without the prior express written consent of the other party.

1 1.3. Construction; Entire Agreement: Severability. The terms and conditions as set forth in this Agreement have been arrived at after mutual negotiation, and it is the intention of the parties that its terms and conditions not be construed against any party merely because the Agreement was prepared by one of the parties. Subject to the terms of this Agreement, this Agreement, all Exhibits and attachments hereto and all Specifications constitute the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings between the parties relating to such transactions. If the scope of any of the provisions (or any portion of a provision) of this Agreement is too broad to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to the law.

11.4. Amendments• Waiver. This Agreement may be amended only by written consent of both parties. The failure by either party to enforce any provision of this Agreement shall not constitute a waiver of future enforcement of that or any other provision.

11.5. Independent Contractor. Neither party shall, for any purpose, be deemed to be an agent of the other party, and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

11.6. Insurance. Each party agrees to maintain appropriate insurance to cover such party’s respective risks and liabilities under this Agreement with coverage amounts commensurate with such risks and liabilities, taking into account each party’s capability for self-insurance.

11.7. Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to [***] (collectively, a “Force Majeure”), and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within [***] after such event, the other party may terminate the Agreement.

11.8. Successors. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld. Notwithstanding the foregoing, Flextronics may subcontract, delegate or assign some or all of its rights and obligations under this Agreement to an Affiliate of Flextronics or to a third party financial institution for the purpose of receivables financing (e.g., factoring).

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FLEXTRONICS CONFIDENTIAL

11.9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed received (a) when delivered personally; (b) when sent by confirmed facsimile; (c) [***] after having been sent by registered or certified mail, return receipt requested, postage prepaid; (d) when acknowledged as received via email; or (e) two (2) days after deposit with a commercial overnight carrier. All communications shall be sent to the addresses set forth above or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section.

11.10. Disputes Resolution: Waiver of Jury Trial.

(a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, exclusive of conflict or choice-of-law rules, except to the extent there may be any conflict between the law of the State of California [***]. The parties hereby consent to the personal and exclusive jurisdiction and venue of the California state courts and the federal courts located in Santa Clara County, California.

(b) Notwithstanding the foregoing, except with respect to enforcing claims for injunctive or equitable relief, any dispute, claim or controversy arising out of or relating in any way to this Agreement, any other aspect of the relationship between Flextronics and Customer or their respective affiliates and subsidiaries, the interpretation, application, enforcement, breach, termination or validity thereof (including, without limitation, any claim of inducement of this Agreement by fraud and a determination of the scope or applicability of this agreement to arbitrate), or its subject matter (collectively, “Disputes”) shall be determined by binding arbitration before one arbitrator. The arbitration shall be administered by JAMS conducted in accordance with the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures as those Rules exist on the effective date of this Agreement, including Rules 16.1 and 16.2 of those Rules. Notwithstanding anything to the contrary in this Agreement, the Federal Arbitration Act shall govern the arbitrability of all Disputes. The arbitration shall be held in Santa Clara County, California, and it shall be conducted in the English language. The parties shall maintain the confidential nature of the arbitration proceeding and any award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision. The arbitrator shall have authority to award compensatory damages only and shall not award any punitive, exemplary, or multiple damages, and the parties waive any right to recover any such damages. Judgment on any award in arbitration may be entered in any court of competent jurisdiction. Notwithstanding the above, each party shall have recourse to any court of competent jurisdiction to enforce claims for injunctive and other equitable relief.

(c) IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WAIVE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW. To the extent applicable, in the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury.

11.1 1. Controlling Language. This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English.

11.12. Counterparts and Exchange of Signatures. This Agreement may be executed in counterparts. The parties agree that electronically transmitted and reproduced signatures (including faxed pages, scanned copies of signatures and email acknowledgements) constitute acceptable exchange of authentic consent to the terms and conditions of this Agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURES FOLLOW]

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FLEXTRONICS CONFIDENTIAL

IN WITNESS WHEREOF, the parties have caused this Manufacturing Services Agreement to be duly executed by their duly authorized representatives as of the Effective Date.

NEXTracker Inc.:		Flextronics Industrial Ltd.:

Signed:	/s/ Tyroan Hardy	Signed:	/s/ Manny Marimuthu

Print Name:	Tyroan Hardy	Print Name:	Manny Marimuthu

Title:	COO	Title:	Director

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FLEXTRONICS CONFIDENTIAL

Exhibit 1

Definitions

Unless defined elsewhere in this Agreement, the following terms have the following meanings:

“Affiliate”	means any corporation, partnership, joint venture or other legal entity that a party to this Agreement controls, is under common control with, or is controlled by, where “control” means the ownership of more than fifty percent (50%) of the voting equity in such entity or otherwise the ability to direct the management of such entity.

“Aged Inventory”	means either of any Product, partially completed Product, Inventory or Special Inventory, or some or all, for which there has been [***] or insignificant consumption over the past [***], which includes any particular item that Flextronics has had on hand for more than [***].

“Approved Vendor List” or “AVL”	means the list of vendors approved to provide the Materials or services specified in the bill of materials for a Product.

“Confidential Information”	means (a) the existence and terms of this Agreement except that the existence of this Agreement may be disclosed for purposes of enforcing the Agreement pursuant to Section 11.10, (b) all information concerning the [***] for Products [***] (c) any other information that is marked “Confidential” or the like or, if delivered verbally, confirmed in writing to be “Confidential” within thirty (30) days of the initial disclosure. Confidential Information does not include information that (i) the receiving party can prove it already knew at the time of receipt from the disclosing party free of any obligations of confidentiality; (ii) has come into the public domain without breach of confidence by the receiving party; (iii) was received from a third party without restrictions on its use; (iv) the receiving party can prove it independently developed without use of or reference to the disclosing party’s data or information; or (v) the disclosing party agrees in writing is free of such restrictions.

“Customer Controlled Materials”	means those Materials provided by Customer or by vendors with whom Customer has a commercial relationship.

“Customer Controlled Materials Terms”	means the terms and conditions that govern the purchase of Customer Controlled Materials.

“Economic Order Inventory”	means Materials purchased in quantities above the required amount for purchase orders and the Forecast in order to achieve price targets for such Materials.

“Environmental Regulations”	means any applicable hazardous substance content laws and regulations including, without limitation, those related to or implementing EU Directive 2011/65/EU about the Restriction of Use of Hazardous Substances (RoHS) and (EC 1907/2006) dealing with the registration, evaluation, authorization and restriction of chemical substances (REACH).

“Excess Inventory”	means either of any Product, partially completed Product, Inventory or Special Inventory, or some or both, owned by Flextronics that is not required for consumption to satisfy the next [***] demand for Products under the then-current purchase order(s) and Forecast.

“Governmental Change”	has the meaning set forth in Section 3.4(b).

“Inventory”	means any Materials that are procured by or on-order with Flextronics in accordance with the applicable Lead Time for use in the manufacture of Products pursuant to a purchase order or Forecast from Customer.

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FLEXTRONICS CONFIDENTIAL

“Lead Time”	means the Materials Procurement Lead Time plus the manufacturing cycle time required from the delivery of the Materials at Flextronics’s facility to the completion of the manufacture, assembly and test processes.

“Material Overhead Costs” or “MOH”	means Flextronics’s fee for acquiring, managing and storing Materials, which may be expressed as a percentage of the Standard Cost of the Materials, as such percentage is set forth in the applicable bill of materials or other document; if no [***].

“Materials”	means components, parts, raw material and subassemblies that comprise the Product and that appear on the bill of materials for the Product.

“Materials Procurement Lead Time”	means, with respect to any particular item of Materials, the longer of (a) the lead time to obtain such Materials as recorded on Flextronics’s system of record or (b) the actual lead time.

“Minimum Order Inventory”	means Materials purchased in excess of requirements for purchase orders and Forecast because of minimum lot sizes required by the vendor.

“Monthly Charges”	[***].

“NRE Charges”	means Product-specific tooling, equipment or software and other reasonably necessary non-recurring set-up, tooling or similar expenses as set forth in Flextronics’s pricing quotations.

“Obsolete Inventory”	means either of any Product, partially completed Product, Inventory or Special Inventory, or some or all, that is any of the following: (a) removed from the bill of materials for a Product by an engineering change; (b) no longer on an active bill of materials for any of Customer’s Products; or (c) on-hand with Flextronics but not required for consumption [***].

“Products”	means an item in its completed form as described in written and agreed upon Specifications and that is the object of the Services.

“‘Production Materials”	means materials that are consumed in the production processes to manufacture Products [***].

“Services”	has the meaning set forth in Section 2.1 (a).

“Special Inventory”	means any Minimum Order Inventory, Economic Order Inventory, safety stock and other mutually-agreed Inventory acquired by Flextronics in excess of the Forecast to support flexibility or demand requirements.

“Specifications”	means the agreed detailed instructions provided by Customer defining each Product, which shall include, without limitation: bills of materials, designs, schematics, assembly drawings, process documentation, test specifications, current revision number, and an Approved Vendor List.

“Standard Cost”	means, as applicable, (a) the quoted cost of Materials represented on the bill of materials current at the time such Materials are acquired; or (b) the value of any Services performed on work-in-progress at the time such Services are performed.

“Taxes”	means federal, state and local excise, sales, use, VAT, duties, and transfer taxes and similar charges. “Taxes” do not include taxes based on the net income of Flextronics or on real property owned by Flextronics.

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FLEXTRONICS CONFIDENTIAL

Exhibit 3.4(a)

Fee List

To be attached or incorporated by reference.

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